Calculation of Filing Fee Tables
S-8
Faeth Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, reserved for issuance under the 2026 Equity Incentive Plan	Other	2,671,981	$ 18.34	$ 49,004,131.54	0.000087	$ 4,263.36
2	Equity	Common Stock, par value $0.0001 per share, that may become issuable under the 2026 Equity Incentive Plan as Returning Shares	Other	311,164	$ 18.34	$ 5,706,747.76	0.000087	$ 496.49
3	Equity	Common Stock, par value $0.0001 per share, reserved for issuance under the 2026 Employee Stock Purchase Plan	Other	267,198	$ 15.59	$ 4,165,616.82	0.000087	$ 362.41
Total Offering Amounts:						$ 58,876,496.12		$ 5,122.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,122.26
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Faeth Therapeutics, Inc. (the "Registrant") that become issuable under the Registrant's 2026 Equity Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The amount registered represents 2,671,981 shares of Common Stock reserved for issuance under the 2026 Plan. The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on $18.34 per share, the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on October 27, 2026, a date within five business days prior to the filing of this Registration Statement.

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The amount registered represents up to 311,164 shares of Common Stock subject to outstanding stock awards granted under the Registrant's 2021 Equity Incentive Plan (the "2021 Plan") that, following the effective date of the 2026 Plan, may become available for issuance under the 2026 Plan because the award expires or otherwise terminates without all of the shares covered by the award having been issued, is settled in cash, is forfeited or repurchased because of the failure to vest, or is reacquired or withheld to satisfy a tax withholding obligation or the purchase or exercise price ("Returning Shares"). The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on $18.34 per share, the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on October 27, 2026, a date within five business days prior to the filing of this Registration Statement.

[3]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Registrant's 2026 Employee Stock Purchase Plan (the "2026 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The amount registered represents 267,198 shares of Common Stock reserved for issuance under the 2026 ESPP. The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on $15.59 per share, which is the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on October 27, 2026, a date within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2026 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources